EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 25, 2009 with respect to the financial statements and supplemental schedule of the GrafTech International Holdings Inc Savings Plan on Form 11-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of GrafTech International Ltd. (formerly UCAR International Inc.) on Form S-8 (File No. 33-95548, effective August 9, 1995)

/s/ Grant Thornton LLP

Cleveland, Ohio

June 25, 2009